First Watch Restaurant Group, Inc. Reports Strong Q2 2022 Financial Results and Raises Full Year Guidance
Same-restaurant sales growth of 13.4% driven by same-restaurant traffic growth of 8.1%
Income from operations margin of 2.8% and restaurant level operating profit margin of 18.2%
9 system-wide restaurants opened across 7 states

BRADENTON, FL — August 9, 2022 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended June 26, 2022 (“Q2 2022”) and raised its fiscal year 2022 guidance.

“Our second quarter performance reaffirms First Watch as one of the most consistent, best-performing concepts in the restaurant industry. We once again achieved impressive results, with system-wide sales increasing 20.0% and same-restaurant sales increasing 13.4%, inclusive of an 8.1% increase in same-restaurant traffic year-over-year,” said Chris Tomasso, Chief Executive Officer and President of First Watch. “As we look ahead, we intend to continue driving profitable growth while investing further in both our new restaurant development and our people.”

Highlights for Q2 2022 compared to Q2 2021*:

•System-wide sales increased 20.0% to $231.2 million in Q2 2022 from $192.6 million in Q2 2021
•Total revenues increased 19.8% to $184.5 million in Q2 2022 from $154.0 million in Q2 2021
•Same-restaurant sales growth of 13.4% (30.2% relative to Q2 2019**)
•Same-restaurant traffic growth of 8.1% (7.4% relative to Q2 2019**)
•Income from operations margin of 2.8% in Q2 2022 compared to 8.1% in Q2 2021
•Restaurant level operating profit margin*** of 18.2% in Q2 2022 compared to 22.5% in Q2 2021
•Net income of $2.7 million, or $0.05 per diluted share, in Q2 2022 compared to Net income of $3.8 million, or $0.08 per diluted share in Q2 2021
•Adjusted EBITDA*** of $17.8 million in Q2 2022 compared to $22.2 million in Q2 2021
•Opened 9 system-wide restaurants (5 company-owned and 4 franchise-owned) across 7 states, resulting in a total of 449 system-wide restaurants (350 company-owned and 99 franchise-owned) across 28 states
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* Thirteen weeks ended June 27, 2021 (“Q2 2021”)
** Comparison to the thirteen weeks ended June 30, 2019 (“Q2 2019”) is presented for enhanced comparability due to the economic impact of COVID-19
*** See “Non-GAAP Financial Measures” below

Outlook Fiscal Year 2022

As a result of our continued strong financial results, the Company raises certain of its fiscal year 2022 guidance:

•Total revenue growth of approximately 20.0% relative to 2021
•Adjusted EBITDA* in the range of $70.0 million to $72.0 million
•Same-restaurant sales growth in the range of 13.0% to 15.0% with continued positive traffic

The Company confirms certain of its previous fiscal year 2022 guidance:

•Capital expenditures in the range of $60.0 million to $70.0 million invested primarily in new restaurant projects, planned remodels and new in-restaurant technology
•30 to 35 new company-owned restaurants and 8 to 13 new franchise-owned restaurants for fiscal year 2022
•Blended tax rate of 33.0% to 34.0%

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* We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Q2 2022 Financial Results
Total revenues increased 19.8% to $184.5 million in Q2 2022 from $154.0 million in Q2 2021 primarily due to (i) same-restaurant sales growth of 13.4%, driven by same-restaurant traffic growth of 8.1%, menu price increases and sustained off-premises sales, (ii) 18 company-owned restaurants that opened between June 27, 2021 and June 26, 2022 and (iii) the increase in franchise revenues primarily due to higher sales from franchise-owned restaurants as well as 11 franchise-owned restaurants that opened between June 27, 2021 and June 26, 2022.

Income from operations decreased to $5.1 million in Q2 2022 from $12.3 million in Q2 2021 primarily due to (i) inflation across commodities and supplies, (ii) the increase in restaurant-level wages and staffing, (iii) higher operating costs and expenses driven by our restaurant growth and (iv) higher general and administrative expenses mainly due to stock-based compensation expense of $2.6 million from certain stock option awards that converted into time-based stock options upon the Company’s initial public offering (“IPO”) in October 2021 in addition to stock option awards granted under the 2021 Equity Incentive Plan, as well as marketing and insurance expense. This decrease was partially offset by the increase in total revenues.

Income from operations margin decreased to 2.8% in Q2 2022 from 8.1% in Q2 2021 primarily due to (i) inflation across commodities and supplies, (ii) the increase in restaurant-level wages and staffing and (iii) higher general and administrative expenses mainly due to stock-based compensation expense, marketing and insurance expense. This decrease was partially offset by menu price increases.

Restaurant level operating profit decreased to $33.1 million in Q2 2022 from $34.1 million in Q2 2021 primarily due to (i) inflation across commodities and supplies, (ii) the increase in restaurant-level wages and staffing and (iii) the increase in operating costs and expenses driven by our restaurant growth. This decrease was partially offset by same-restaurant sales growth of 13.4%, driven by same-restaurant traffic growth of 8.1%, menu price increases and sustained off-premises sales.

Restaurant level operating profit margin decreased to 18.2% in Q2 2022 from 22.5% in Q2 2021 primarily due to (i) inflation across commodities and supplies and (ii) the increase restaurant-level wages and staffing. This decrease was partially offset by menu price increases.

Net income decreased to $2.7 million in Q2 2022 from $3.8 million in Q2 2021 and Net income margin decreased to 1.5% in Q2 2022 as compared to 2.5% in Q2 2021 primarily due to the decrease in income from operations. The decrease were partially offset by (i) the reduction in interest expense due to lower outstanding borrowings and lower interest rates from our new term facilities pursuant to our new credit agreement executed in October 2021 and (ii) lower income tax expense, which was mainly driven by the change in the valuation allowance for federal and state deferred tax assets, the benefit of tax credits on certain employees’ tips and permanent items including limitations on deductions of certain compensation.

Adjusted EBITDA decreased to $17.8 million in Q2 2022 from $22.2 million in Q2 2021 and Adjusted EBITDA margin decreased to 9.6% in Q2 2022 from 14.4% in Q2 2021 primarily due to (i) higher general and administrative expenses mainly due to marketing and insurance expense and (ii) the decrease in restaurant level operating profit.

New Restaurant Openings in Q2 2022 included 5 company-owned and 4 franchise-owned restaurants resulting in a total of 16 system-wide new restaurant openings during the twenty-six weeks ended June 26, 2022 (11 company-owned and 5 franchise-owned).

For additional financial information related to the thirteen and twenty-six weeks ended June 26, 2022, refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2022, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast today to discuss these financial results for Q2 2022 at 8:00 AM ET.

Interested parties may listen to the conference call via telephone by dialing 412-317-5208. The webcast will be available at https://investors.firstwatch.com in the News & Events section and will be archived on the site shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen weeks ended June 26, 2022 and June 27, 2021, there were 304 restaurants and 270 restaurants, respectively, in our Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the thirteen weeks ended June 26, 2022 and June 27, 2021, there were 304 restaurants and 270 restaurants, respectively, in our Comparable Restaurant Base.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s chef-driven menu includes elevated executions of classic favorites along with First Watch specialties such as the protein-packed Quinoa Power Bowl®, Farmstand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Vodka Kale Tonic and its famous Million Dollar Bacon. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation’s Restaurant News for its seasonal Braised Short Rib Omelet, and it was recognized with ADP’s coveted Culture at Work award. In 2021, First Watch was recognized as FSR Magazine’s Best Menu and as the fastest-growing full-service restaurant chain based on unit growth. There are more than 445 First Watch restaurants in 28 states, and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch’s possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on First Watch’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “outlook,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: adverse effects of the COVID-19 pandemic or other infectious diseases; uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our Annual Report on Form 10-K for the fiscal year ended December 26, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2022 and our subsequent filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Raphael Gross
203.682.8253
investors@firstwatch.com

Media Relations Contact

FirstWatch@icrinc.com
Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use non-GAAP measures, which present operating results on an adjusted basis. These supplemental measures of performance that are not required by or presented in accordance with GAAP include the following: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin (collectively, the “non-GAAP financial measures”). Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. Management believes that the use of these non-GAAP financial measures provides additional transparency of our operations, facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, identifies operational trends and allows for greater transparency with respect to key metrics used by us in our financial and operational decision making. Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have important limitations as analytical tools and may not provide a complete understanding of our performance. These non-GAAP financial measures should not be considered as an alternative or substitute to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company’s performance to that of its competitors and (iv) to provide investors with additional transparency of the Company’s operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company’s operating performance relative to the Company’s performance based on the Company’s GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company’s ongoing core operating performance.

The following tables reconcile Net income and Net income margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands)	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Net income	$2,707	$3,805	$7,347	$1,763
Depreciation and amortization	8,400	7,976	16,623	15,762
Interest expense	1,126	6,289	2,132	12,605
Income taxes	1,336	2,285	3,613	2,110
EBITDA	13,569	20,355	29,715	32,240
IPO-readiness and strategic transition costs (1)	721	700	1,171	1,179
Stock-based compensation (2)	2,808	187	5,102	316
Transaction expenses, net (3)	300	615	557	626
Impairments and loss on disposal of assets (4)	155	39	234	163
Recruiting and relocation costs (5)	143	141	219	182
Severance costs	93	—	155	265
COVID-19 related charges (6)	—	163	—	211
Adjusted EBITDA	$17,789	$22,200	$37,153	$35,182

Total revenues	$184,453	$153,963	$357,565	$281,132
Net income margin	1.5%	2.5%	2.1%	0.6%
Adjusted EBITDA margin	9.6%	14.4%	10.4%	12.5%

Additional information
Deferred rent expense (income) (7)	$651	$(808)	$1,231	$(1,807)
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(1) Represents costs related to the assessment and redesign of our systems and processes. In 2021, the costs also include information technology support and external professional service costs incurred in connection with IPO-readiness efforts.
(2) Represents non-cash, stock-based compensation expense.
(3) Represents (i) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) gains or losses associated with lease or contract terminations, (iii) costs incurred in connection with the acquisition of franchise-owned restaurants, (iv) costs incurred in connection with the conversion of certain restaurants to company-owned restaurants operating under the First Watch trade name and (v) costs related to restaurant closures.
(4) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(5) Represents costs incurred for hiring qualified individuals as we assessed the redesign of our systems and processes.
(6) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(7) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands)	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Income from operations	$5,053	$12,312	$12,813	$16,157
Less: Franchise revenues	(2,771)	(2,275)	(5,214)	(4,078)
Add:
General and administrative expenses	21,942	15,388	41,505	27,341
Depreciation and amortization	8,400	7,976	16,623	15,762
Transaction expenses, net (1)	300	615	557	626
Impairments and loss on disposal of assets (2)	155	39	234	163
COVID-19 related charges (3)	—	11	—	19
Restaurant level operating profit	$33,079	$34,066	$66,518	$55,990

Restaurant sales	$181,682	$151,688	$352,351	$277,054
Income from operations margin	2.8%	8.1%	3.6%	5.8%
Restaurant level operating profit margin	18.2%	22.5%	18.9%	20.2%

Additional information
Deferred rent expense (income) (4)	$601	$(796)	$1,131	$(1,734)
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(1) Represents (i) revaluations of contingent consideration payable to previous stockholders for tax savings generated through the use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) gains or losses associated with lease or contract terminations, (iii) costs incurred in connection with the acquisition of franchise-owned restaurants, (iv) costs incurred in connection with the conversion of certain restaurants to company-owned restaurants operating under the First Watch trade name and (v) costs related to restaurant closures.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents costs incurred in connection with the economic impact of the COVID-19 pandemic.
(4) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 26, 2022	JUNE 27, 2021	JUNE 26, 2022	JUNE 27, 2021
Revenues:
Restaurant sales	$181,682	$151,688	$352,351	$277,054
Franchise revenues	2,771	2,275	5,214	4,078
Total revenues	184,453	153,963	357,565	281,132
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	45,219	33,596	84,622	60,512
Labor and other related expenses	58,687	45,950	113,829	85,999
Other restaurant operating expenses	28,759	23,423	56,076	45,443
Occupancy expenses	14,844	13,765	29,227	27,066
Pre-opening expenses	1,094	899	2,079	2,063
General and administrative expenses	21,942	15,388	41,505	27,341
Depreciation and amortization	8,400	7,976	16,623	15,762
Impairments and loss on disposal of assets	155	39	234	163
Transaction expenses, net	300	615	557	626
Total operating costs and expenses	179,400	141,651	344,752	264,975
Income from operations	5,053	12,312	12,813	16,157
Interest expense	(1,126)	(6,289)	(2,132)	(12,605)
Other income, net	116	67	279	321
Income before income taxes	4,043	6,090	10,960	3,873
Income tax expense	(1,336)	(2,285)	(3,613)	(2,110)
Net income and total comprehensive income	$2,707	$3,805	$7,347	$1,763
Net income per common share - basic	$0.05	$0.08	$0.12	$0.04
Net income per common share - diluted	$0.05	$0.08	$0.12	$0.04
Weighted average number of common shares outstanding - basic	59,057,991	45,013,784	59,053,219	45,013,784
Weighted average number of common shares outstanding - diluted	59,888,029	45,562,703	59,933,003	45,560,575

Same-Restaurant Sales Growth and Same-Restaurant Traffic Growth

THIRTEEN WEEKS ENDED	SAME-RESTAURANT SALES GROWTH	SAME-RESTAURANT TRAFFIC GROWTH	COMPARABLE RESTAURANT BASE
June 26, 2022	13.4%	8.1%	304
June 27, 2021	403.5%	360.9%	270
June 28, 2020	(75.9)%	(77.2)%	212
June 30, 2019	6.2%	2.4%	168